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                                                                       EXHIBIT 5


                 [SHAW, PITTMAN, POTTS & TROWBRIDGE LETTERHEAD]



                                 April 10, 1997


Applied Graphics Technologies, Inc.
28 West 23rd Street
New York, New York 10010

    RE:  APPLIED GRAPHICS TECHNOLOGIES, INC. - REGISTRATION STATEMENT ON
         FORM S-8

Ladies and Gentlemen:

    We have acted as counsel to Applied Graphics Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration of 4,200,000 shares (the "Shares") of the common stock, $0.01 par value, of the Company pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), and the Applied Graphics Technologies, Inc. Non-Employee Directors Nonqualified Stock Option Plan and the Applied Graphics Technologies, Inc. Revised 1996 Stock Option Plan (the "Plans").

    We have examined such documents and instruments as we determined to be necessary in order to render our opinion.

    Based on the foregoing and subject to the following limitations, we are of the opinion that the Company has authority to issue the Shares, and that upon issuance and delivery of the Shares in accordance with the Plans referred to in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

    The foregoing opinion is, with your concurrence, predicated upon and qualified by the following:

             a. The foregoing opinion is based upon and limited to the laws of the State of Delaware, excluding the choice of law provisions thereof, and we render no opinion with respect to the laws of any other jurisdiction.
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                [SHAW, PITTMAN, POTTS & TROWBRIDGE LETTERHEAD]


Securities and Exchange Commission
April 10, 1997
Page 2

             b. Our opinion letter is based upon and limited to laws and regulations as in effect on the date of this letter. We assume no obligation to update the opinions set forth herein.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        /s/ SHAW, PITTMAN, POTTS & TROWBRIDGE

                                        SHAW, PITTMAN, POTTS & TROWBRIDGE